UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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AMERICAN COASTAL INSURANCE CORPORATION
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EXPLANATORY NOTE

This proxy statement supplement, dated April 22, 2024 (this “Supplement”), has been filed solely to clarify the disclosure set forth in the Company's definitive proxy statement (the “Proxy Statement”), as filed with the U.S. Securities and Exchange Commission on April 2, 2024, under the headings, "Concerning the Annual Meeting and Voting – What is the required vote for each proposal?” and “Proposal Two - Approval Of The Amended And Restated 2020 Omnibus Incentive Plan – Required Vote”, relating to the vote required for Proposal Two to be acted on at the 2024 Annual Meeting of Stockholders of the Company to be held on May 14, 2024 and any adjournment or postponement thereof (the “Supplemental Disclosure”). The Supplemental Disclosure updates the Proxy Statement and should be read in conjunction with Proxy Statement.

The Supplemental Disclosure does not change the proposals to be acted on at the 2024 Annual Meeting of Stockholders of the Company or the recommendation of the Board of Directors of the Company with respect to any proposals. Except as specifically supplemented by the information contained in the Supplemental Disclosure, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares. Capitalized terms used in this Supplement and not otherwise defined herein have the meaning given to them in the Proxy Statement.

CONCERNING THE ANNUAL MEETING AND VOTING

The second paragraph of the answer under the heading "Concerning the Annual Meeting and Voting — What is the required vote for each proposal?” on page 3 of the Proxy Statement is amended and restated to read as follows:

What is the required vote for each proposal?

Proposal Two (Approval of the Amended and Restated 2020 Omnibus Incentive Plan): Our Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that the holders of a majority of common stock present at the Annual Meeting or represented by proxy, and entitled to vote at the Annual Meeting on the subject matter of Proposal Two, may ratify any act submitted to the stockholders for ratification. Accordingly, the Amended and Restated 2020 Omnibus Incentive Plan will be approved if the number of "for" votes cast on Proposal Two exceeds the number of "against" and "abstain" votes. Abstentions will be included in the calculation of the number of shares represented and entitled to vote at the Annual Meeting on the subject matter of Proposal Two and will therefore count as votes against Proposal Two. Your broker is not permitted to vote your shares on this matter if no instructions are received from you, and broker non-votes will have no effect on the outcome of Proposal Two.

PROPOSAL TWO - APPROVAL OF THE AMENDED AND RESTATED 2020 OMNIBUS INCENTIVE PLAN

The answer under the heading "Proposal Two — Approval Of The Amended And Restated 2020 Omnibus Incentive Plan — Required Vote” on page 25 of the Proxy Statement is amended and restated to read as follows:

Required Vote

In order to approve Proposal Two, the holders of a majority of the common stock, present at the Annual Meeting or represented by proxy, and entitled to vote at the Annual Meeting on the subject matter of Proposal Two, must vote “for” this proposal. Abstentions will have the same effect as votes against Proposal Two. Your broker is not entitled to vote your shares on this matter if no instructions are received from you, and broker non-votes will have no effect on the outcome of Proposal Two.